Exhibit 4.9

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 4, 2014 among U.S. BANK NATIONAL ASSOCIATION (“Trustee”), as Trustee under the Indenture referred to below, ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Company”) and each of the guarantors party hereto (the “Guarantors”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended from time to time, the “Indenture”), dated as of July 1, 2014 providing for the issuance of 5.125% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of the Holders to cure any ambiguity, mistake, defect or inconsistency;

WHEREAS, the parties wish to amend the Indenture to provide a definition for the term “UK Transaction” used in the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, the Company and each Guarantor hereby agree as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	AMENDMENT TO INDENTURE. Section 1.01 of the Indenture is hereby amended by inserting the following new definition in the appropriate alphabetical order:

““UK Transaction” means the acquisition of UK Target by Issuer pursuant to the UK Purchase Agreement.”

3.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.	This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery of it by the parties to this Supplemental Indenture.

5.	ORIGINAL INDENTURE AND SUPPLEMENTS AS ONE DOCUMENT. As amended and supplemented by this Supplemental Indenture and all other supplemental indentures previously executed, (collectively, the “Supplements”), the Indenture is in all respects ratified and confirmed, and the Indenture and the Supplements shall be read, taken and construed as one and the same instrument.

6.	RESPONSIBILITY OF TRUSTEE. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein; and all of the provisions contained in the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein.

7.	REFERENCES. All references herein or in the Indenture to any Article, Section or provision of the Indenture shall be deemed to refer to such Article, Section or provision as hereby supplemented, unless in any case, the use or context otherwise requires.

8.	COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.	SUCCESSORS. All agreements in this Supplemental Indenture shall bind the successors of each party hereto, except as otherwise provided in the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, attested and delivered as of the date first written above.

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wally Jones
	Name:	Wally Jones
	Title:	Vice President

COMPANY:

ACADIA HEALTHCARE COMPANY, INC.

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President, General Counsel and Secretary

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GUARANTORS:

Abilene Behavioral Health, LLC

Abilene Holding Company, LLC

Acadia Management Company, LLC

Acadia Merger Sub, LLC

Acadiana Addiction Center, LLC

Ascent Acquisition Corporation

Ascent Acquisition Corporation - CYPDC

Ascent Acquisition Corporation - PSC

Austin Behavioral Hospital, LLC

BCA of Detroit, LLC

Behavioral Centers of America, LLC

Cascade Behavioral Hospital, LLC

Centerpointe Community Based Services, LLC

Commodore Acquisition Sub, LLC

Crossroads Regional Hospital, LLC

Delta Medical Services, LLC

Detroit Behavioral Institute, Inc.

DMC-Memphis, LLC

Generations Behavioral Health - Geneva, LLC

Greenleaf Center, LLC

Habilitation Center, Inc.

HEP BCA Holdings Corp.

Hermitage Behavioral, LLC

HMIH Cedar Crest, LLC

Kids Behavioral Health of Montana, Inc.

Lakeland Hospital Acquisition, LLC

Linden BCA Blocker Corp.

Millcreek Schools, LLC

Millcreek School of Arkansas, Inc.

Northeast Behavioral Health, LLC

Ohio Hospital for Psychiatry, LLC

Options Treatment Center Acquisition Corporation

PHC Meadowwood, LLC

PHC of Michigan, Inc.

PHC of Nevada, Inc.

PHC of Utah, Inc.

PHC of Virginia, LLC

Piney Ridge Treatment Center, LLC

Psychiatric Resource Partners, LLC

Rebound Behavioral Health, LLC

Red River Holding Company, LLC

Red River Hospital, LLC

Rehabilitation Centers, LLC

Resolute Acquisition Corporation

Riverview Behavioral Health, LLC

Riverwoods Behavioral Health, LLC

Rolling Hills Hospital, LLC

RTC Resource Acquisition Corporation

SBOF-BCA Holdings Corporation

Seven Hills Hospital, Inc.

Shaker Clinic, LLC

Sonora Behavioral Health Hospital, LLC

Southwestern Children’s Health Services, Inc.

Southwood Psychiatric Hospital, LLC

Success Acquisition, LLC

Ten Broeck Tampa, LLC

Ten Lakes Center, LLC

Texarkana Behavioral Associates, L.C.

The Refuge, A Healing Place, LLC

TK Behavioral Holding Company, LLC

TK Behavioral, LLC

Valley Behavioral Health System, LLC

Vermilion Hospital, LLC

Village Behavioral Health, LLC

Vista Behavioral Hospital, LLC

Wellplace, Inc.

Youth And Family Centered Services of New Mexico, Inc.

By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President, General Counsel and Secretary